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                                                                    EXHIBIT 99.1

                                      PROXY
                              CKE RESTAURANTS, INC.
                     SOLICITED BY THE BOARD OF DIRECTORS OF
                          CKE RESTAURANTS, INC. FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of CKE Restaurants, Inc. ("CKE") hereby appoints __________________, and __________________ and each of them, as attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of CKE which the undersigned is entitled to vote at the Special Meeting of Stockholders of CKE to be held at _______ on ______, 2002 at ____ a.m. and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if present, as follows:

        1. To approve the Agreement and Plan of Merger dated as of December ___, 2001 by and between CKE Restaurants, Inc. and Santa Barbara Restaurant Group, Inc., and the transactions contemplated thereby, including the issuance of shares of CKE common stock in the merger.

                   [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

        2. To transact such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF CKE AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING.

        The Board of Directors recommends a vote "FOR" Proposal 1.

        This proxy may be revoked at any time before it is voted by: (i) filing with Dennis J. Lacey, Chief Financial Officer of CKE at or before the special meeting a written notice of revocation bearing a later date than this proxy;
(ii) duly executing a subsequent proxy relating to the same shares and delivering it to Mr. Lacey at or before the special meeting; or (iii) attending the special meeting and voting in person (although attendance at the special meeting will not in and of itself constitute revocation of this proxy).

        The undersigned acknowledges receipt from CKE, prior to the execution of this proxy, of notice of the special meeting and a joint proxy statement/prospectus.

                   (Continued and to be signed on other side)

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(Continued from other side)

___________________________             ___________________________________
Number of Shares of Company             Dated
Common Stock

                                        ___________________________________
                                        Signature of Stockholder

                                        ___________________________________
                                        Print Name

                                        ___________________________________
                                        Signature of Stockholder

                                        ___________________________________
                                        Print Name

        When signing as attorney, executor, officer, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign. I/We do [ ] do not [ ] expect to attend this meeting.

                         DO NOT FOLD, STAPLE OR MUTILATE

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.